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For:    Standard Motor Products, Inc.

From:   Golin/Harris International
        Allan Jordan
        212-697-9191

        Standard Motor Products, Inc. Contact:
        James J. Burke, Chief Financial Officer
        718-392-0200


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES

                ACQUISITION OF DANA'S ENGINE MANAGEMENT DIVISION

New York, NY, February 10, 2003......Standard Motor Products, Inc. (NYSE:SMP),
an automotive replacement parts manufacturer and distributor, announced today that it has signed a definitive agreement to acquire the assets of Dana Corporation's Engine Management Division for approximately $120 million, subject to post closing adjustment. 2002 sales of Dana's Engine Management Division were slightly below $300 million. The acquisition is expected to close in the second quarter of 2003.

Mr. Lawrence Sills, Standard Motor Products, Chairman and Chief Executive Officer, said, "We view the acquisition as a major step forward for our company. We expect the acquisition to essentially double our Engine Management sales. Dana's Engine Management Division has comparable product lines and channels of distribution to ours. Each of us has excess capacity. Once the transition period is complete, which we anticipate may take up to 18 months, we believe there will be substantial cost savings."

"Dana's division has a long and valued history, with some of the best brand names and most prestigious customers in the industry. We will be maintaining the brand names and look forward to working with the customers in the months and years ahead."

The consideration to Dana will consist of cash, a seller note, and SMP common stock. SMP plans to finance the cash portion of the purchase price, as well as the one time costs associated with the acquisition and integration expenses, with an expansion of its existing credit facility with GE Commercial Finance and from the proceeds of a public equity offering of SMP common stock.






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Mr. James Burke, Standard Motor Products, Chief Financial Officer, said, "We have worked with GE Commercial Finance and our other bank group members to increase the size of our credit facility and to extend the term of the facility until February 2008. Moreover, as this transaction represents a large and strategically important step for our company, our Board has decided to issue additional equity to the public. Finally, we are pleased that Dana has indicated its confidence in the transaction and in our Company by making a meaningful equity investment."

Standard Motor Products, Inc. plans to file a registration statement for the issuance of common shares later this week. Standard Motor Products contemplates closing the equity offering and the acquisition during the second quarter of 2003. The acquisition is subject to regulatory approval, as well as other customary closing conditions, including the successful completion of the public equity offering.

Standard Motor Products will hold a conference call at 11:00 AM, Eastern Time, on Monday, February 10, 2003. The dial in number is 800-233-2795. The playback number is 800-753-8878 and the ID# is J405.
















The press release does not constitute an offer of securities for sale.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management's expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release, and detailed from time-to-time in prior press releases and in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.


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